UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 6, 2007

POLYCOM, INC.

(Exact name of registrant as specified in its charter)

State of Delaware	000-27978	94-3128324
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4750 Willow Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 924-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Election

On November 7, 2007, D. Scott Mercer was appointed to serve on the Board of Directors (the “Board”) of Polycom, Inc. (the “Company”), with his term as a director to commence immediately. Mr. Mercer was also appointed to the Audit Committee of the Board, effective immediately.

Mr. Mercer is not a party to any arrangement or understanding pursuant to which he was selected as a director, nor is Mr. Mercer a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Mercer will participate in the Company’s non-employee director compensation arrangements. Under the terms of those arrangements, Mr. Mercer will receive, among other things, annual cash compensation of $45,000 as a member of the Board and annual cash compensation of $20,000 as a member of the Audit Committee. Pursuant to the terms of the amended and restated Polycom, Inc. 2004 Equity Incentive Plan, as described in Item 8.01 below, Mr. Mercer received an initial grant of 5,833 shares of restricted Company common stock, which will vest as to 833 shares on November 30, 2007, as to 2,500 shares on February 29, 2008 and as to 2,500 shares on May 30, 2008. Mr. Mercer will also execute the Company’s standard form of indemnification agreement.

A copy of the press release issued by the Company announcing Mr. Mercer’s appointment to the Board is furnished herewith as Exhibit 99.1.

Amendments to Change of Control Severance Agreements

On November 6, 2007, pursuant to the authority under its charter, the Compensation Committee approved certain amendments to the change of control severance agreements (the “COC Agreements”) that were previously approved by the Board and that have been entered into with executive and non-executive officers of the Company (including the Company’s Named Executive Officers). The amendments are intended to address certain potential tax consequences under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). The key Section 409A amendments include:

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Revisions to the current language in the COC Agreements requiring a six-month delay in payment of severance benefits in the event the individual is a “specified employee” (within the meaning of Section 409A) at the time of termination;

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Restructuring the provision of continued health, dental, vision, long-term disability and life insurance coverage under the COC Agreements as a reimbursement to be paid to an individual six months and one day following such individual’s termination in the event the individual is a “specified employee” (within the meaning of Section 409A), after which time the Company-paid continuation coverage amount shall be paid directly to the applicable insurer and/or administrator for 18 additional months, in the case of the chief executive officer and chief financial officer, and for six additional months, in the case of the other officers; and

•	Requiring 280G gross-up payments in the COC Agreements with the Company’s chief executive officer and chief financial officer to be paid within 30 days following the accountant’s determination.

The Section 409A amendments were not intended to materially increase the benefits payable under the COC Agreements.

Amendments to Robert Hagerty’s Severance Agreement

On November 6, 2007, the Compensation Committee approved certain amendments to the severance agreement that was entered into with the Company’s chief executive officer, Robert Hagerty, effective as of July 31, 2003 (the “Severance Agreement”). The amendments are intended to address certain potential tax consequences under Section 409A. The key Section 409A amendments include:

•	Requiring a six-month delay in payment of severance benefits in the event Mr. Hagerty is a “specified employee” (within the meaning of Section 409A) at the time of termination; and

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•	Restructuring the provision of continued health, dental and vision coverage under the Severance Agreement as a reimbursement.

The Section 409A amendments were not intended to materially increase the benefits payable under the Severance Agreement.

Item 5.05	Amendment to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 7, 2007, the Board approved amendments to the Company’s Code of Business Ethics and Conduct to address conflicts with international laws, to extend provisions regarding conflicts of interest in accepting outside directorships with competitors of the Company to consulting or advisory relationships, and to make other technical, administrative, and other non-substantive amendments resulting from the Company’s and the Board’s annual review of the Code of Business Ethics and Conduct.

A copy of the Company’s Code of Business Ethics and Conduct, as amended by the Board, is available on the Company’s website at http://www.polycom.com – “Company”—“Investor Relations” – “Corporate Governance.”

Item 8.01.	Other Events.

Amendment and Restatement of the Polycom, Inc. 2004 Equity Incentive Plan

On November 7, 2007, the Board approved the amendment and restatement of the Polycom, Inc. 2004 Equity Incentive Plan (the “Plan”). The Plan was amended and restated to change the amount and type of equity awards automatically granted to nonemployee directors, effective November 7, 2007. Prior to the amendment and restatement of the Plan, a nonemployee director received (i) an initial, one-time grant of options to purchase 20,000 shares of Company common stock upon joining the Board, subject to restrictions on exercisability as determined by the Compensation Committee of the Board (the “Compensation Committee”), and (ii) on each date of the Annual Meeting of the Company’s stockholders, a grant of 10,000 shares of restricted Company common stock, provided that such nonemployee director is reelected at the Annual Meeting of the Company’s stockholders, subject to restrictions as determined by the Compensation Committee. As amended, the Plan eliminates the initial, one-time grant of options to a nonemployee director upon joining the Board and provides for the following: (i) an initial, one-time grant to a nonemployee director upon joining the Board of a certain number of shares of restricted Company common stock, determined by multiplying 10,000 by the percentage calculated by dividing (A) the number of calendar months that remain in the one-year period commencing on the date of the last Annual Meeting of the Company’s stockholders immediately preceding the date the individual joins the Board, including the month in which the individual joins the Board, by (B) 12, rounded down to the nearest whole share; and (ii) on each date of the Annual Meeting of the Company’s stockholders, grants of 10,000 shares of restricted Company common stock, provided that such nonemployee director is reelected at the Annual Meeting of the Company’s stockholders, subject to restrictions as determined by the Compensation Committee.

The Plan was also amended and restated to address certain potential tax consequences under Section 409A. The Section 409A amendments include, for example, limitations on extensions of in-the-money options and requirements that deferrals comply with Section 409A, in each case unless otherwise determined by the Compensation Committee. The Section 409A amendments were not intended to materially increase the benefits or awards issuable under the Plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 8, 2007, entitled “Polycom Appoints D. Scott Mercer to Board of Directors.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYCOM, INC.

By:	/s/ SAYED M. DARWISH
Sayed M. Darwish
Senior Vice President, General Counsel, and Secretary

Date: November 13, 2007

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated November 8, 2007, entitled “Polycom Appoints D. Scott Mercer to Board of Directors.”

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